SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report (Date of earliest event reported) July 1 1999

                            U.S. Wireless Data, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Colorado                  0-22848                      84-1178691
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(State or other             (Commission                  (I.R.S. Employer
 jurisdiction                File Number)                 Identification No.)
 of incorporation)


           2200 Powell Street, Suite 800, Emeryville, California 94608
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (510) 596-2025


          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

This Amendment includes Exhibit 10.1, not available for the original filing. All other content is unchanged.

Item 2.  Acquisition or Disposition of Assets.

On July 7, 1999 U.S. Wireless Data, Inc. (USWD) closed on the sale of a merchant credit card portfolio to PMT Services Inc., a wholly owned subsidiary of Nova Corporation. The transaction resulted in a cash payment to USWD of $450,000 and was based on a forward-looking analysis of the portfolio's cash flow. In January 1997, USWD signed a Member Service Provider (MSP) agreement with Nova whereby USWD enrolled merchants to process credit card transactions with Nova. The Company was compensated for its services by retaining a portion of the credit card revenue stream. In the second quarter of fiscal year 1999, USWD changed its focus from building direct credit card portfolios via the acquisition of merchant accounts, to providing services directly to the merchant acquirers and card processors. USWD intends to provide these services to Nova under its Wireless Express Payment ServiceSM for the merchant base Nova acquired in this transaction, although an agreement to do so has not yet been signed.

The sale included approximately 450 installed USWD owned TRANZ Enabler point-of-sale devices deployed with a portion of the respective merchants. The net book value of these assets will be charged against the proceeds of the transaction, which will be recorded in the Company's fiscal quarter ending September 30, 1999.

Item 5.  Other Events.

On July 1, 1999 USWD entered into an agreement with Liviakis Financial Communications, Inc. (LFC), a California based investor relations and consulting firm, to provide the Company with public relations and investor relations services through March 15, 2000. The Company will issue 690,000 shares of Common Stock to LFC for its services under this agreement. LFC has provided these services to USWD under past agreements and has also provided financing to the Company. LFC is affiliated with the Company through its ownership of the Company's stock and the stock ownership of Mr. John Liviakis, an officer and principal owner of LFC. Together, Mr. Liviakis and LFC hold approximately 37% of the Company's outstanding Common Stock.

Item 7.  Financial Statements and Exhibits.

The following Exhibits are filed as part of this report:

Exhibit
Number         Description of Exhibit
-------        ----------------------

10.1          Purchase Agreement,  dated as of June 30, 1999 and closed on July
               7, 1999, between U.S. Wireless Data, Inc. and PMT Services Inc., a wholly owned subsidiary of Nova Corporation.

10.2           Consulting Agreement,  effective as of July 1, 1999, between U.S.
               Wireless Data, Inc. and Liviakis Financial Communications, Inc.



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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. Wireless Data, Inc.
                                       -----------------------------------------
                                       (Registrant)


July 23, 1999                          By /s/ Robert E. Robichaud
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         (Date)                           (Signature)
                                          Robert E. Robichaud
                                          Chief Financial Officer





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